SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LNR Property Corporation

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LNR Property Corporation

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1601 Washington Avenue, Miami Beach, Florida 33139—(305) 695-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 21, 2004

TO THE STOCKHOLDERS OF LNR PROPERTY CORPORATION:

This is to notify you that the Annual Meeting of Stockholders of LNR Property Corporation will be held at our office at 1601 Washington Avenue, Miami Beach, Florida, on Wednesday, April 21, 2004 at 11:00 o’clock a.m. Eastern Daylight Savings Time for the following purposes:

1.	To elect three directors.

2.	To vote upon a proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan.

3.	To vote upon a proposal to approve the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan.

4.	To transact any other business that may properly come before the meeting.

Only stockholders of record as of the close of business on February 27, 2004 will be entitled to notice of or to vote at the 2004 Annual Meeting or any adjournment of the meeting. Our transfer books will not be closed.

A Proxy Statement and form of Proxy accompany this notice.

It is important that your shares be represented at the 2004 Annual Meeting. Whether or not you intend to be present at the meeting, please sign, date and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you vote.

By Order of the Board of Directors

ZENA M. DICKSTEIN

Secretary

Dated: March 19, 2004

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

Our management is soliciting the accompanying Proxy. All shares represented by proxies will be voted in the manner designated; or, if no designation is made, they will be voted for the nominees for election to the Board of Directors named under the caption “Election of Directors,” for the proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan (“2003 Incentive Compensation Plan”), and for the proposal to approve the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan (“2003 Non-Qualified Deferred Compensation Plan”). Shares represented by proxies which instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted) with regard to particular matters will not be voted (or will not be voted as to the specified numbers of shares) with regard to those matters. We are mailing this Proxy Statement and the accompanying form of Proxy on or about March 19, 2004 to all stockholders of record on February 27, 2004. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive before the meeting at our office at 1601 Washington Avenue, Miami Beach, Florida 33139, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

QUORUM AND VOTING

Record Date; Quorum

Only stockholders of record as of the close of business on February 27, 2004 will be entitled to notice of and to vote at the 2004 Annual Meeting. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our Common Stock and Class B Common Stock taken together is necessary to constitute a quorum for the transaction of business at that meeting.

Voting Rights

Our only outstanding voting securities on February 27, 2004 were 19,782,071 shares of Common Stock and 9,772,848 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes. The holders of Common Stock and Class B Common Stock will vote together as a single class on all matters.

Voting by Proxy

You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity before the meeting.

PRINCIPAL STOCKHOLDERS

On February 27, 2004, the following persons are the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission (“SEC”), own beneficially more than 5% of any class of our voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class B Common Stock	Stuart A. Miller 700 NW 107th Ave, Suite 400 Miami, FL 33172	9,737,830	(1)	99.64%
Common Stock	Third Avenue Management L.L.C. 622 Third Avenue, 32nd Floor New York, NY 10017	2,901,225	(2)	14.67%
Common Stock	Hotchkis and Wiley Capital Management L.L.C. 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	1,516,300	(2)(3)	7.67%
Common Stock	Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,388,350	(2)(3)	7.02%

(1)	Stuart A. Miller is the Chairman of our Board of Directors. The shares of which Mr. Miller is shown as the beneficial owner include 8,188,630 shares of Class B Common Stock owned by MFA Limited Partnership and 1,449,200 shares of Class B Common Stock owned by The Miller Charitable Fund, L.P. Mr. Miller and his sister (who is married to Steven J. Saiontz, one of our Directors) are trustees and beneficiaries of trusts that own directly and indirectly the limited partner interests in those two partnerships (except for minor limited partner interests they hold directly). Mr. Miller is the sole officer and director of the corporation that owns the general partner interests in the partnerships. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares. Mr. Miller directly owns 100,000 shares of Class B Common Stock. In addition, he beneficially owns 537,746 shares of Common Stock.
(2)	Based on information contained in Schedule 13G’s filed with the SEC.
(3)	The reporting entity disclaims beneficial ownership of these securities.

On February 27, 2004, The Depository Trust Company owned of record 18,513,531 shares of Common Stock, constituting 93.59% of the outstanding Common Stock, and 19,877 shares of Class B Common Stock, constituting 0.20% of the outstanding Class B Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

Our directors and executive officers beneficially owned the following voting securities of our Company on February 27, 2004:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class
Class B Common Stock	Stuart A. Miller	9,737,830	(4)	99.64%
Common Stock	Stuart A. Miller	537,746		2.71%
Common Stock	Brian L. Bilzin	18,700	(5)	(8)
Common Stock	Charles E. Cobb, Jr.	42,000	(6)	(8)
Common Stock	Edward Thaddeus Foote II	6,750		(8)
Common Stock	Stephen E. Frank	4,500		(8)
Common Stock	Connie Mack	2,000		(8)
Common Stock	Steven J. Saiontz	478,440	(7)	2.40%
Common Stock	Jeffrey P. Krasnoff	568,700		2.85%
Common Stock	Ronald E. Schrager	196,468		(8)
Common Stock	Robert B. Cherry	180,078		(8)
Common Stock	David O. Team	191,198		(8)
Class B Common Stock	Directors and executive officers as a group(9)	9,737,830	(4)	99.64%
Common Stock	Directors and executive officers as a group(9)	2,753,613		13.40%

(1)	Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 27, 2004, as follows: Stuart A. Miller (87,913), Brian L. Bilzin (3,000), Charles E. Cobb, Jr. (2,000), Edward Thaddeus Foote II (3,000), Stephen E. Frank (3,000), Connie Mack (2,000), Steven J. Saiontz (152,896), Jeffrey P. Krasnoff (142,000), Ronald E. Schrager (31,732), Robert B. Cherry (13,925), David O. Team (63,798), and all directors and executive officers as a group (714,623). Also includes shares held by the LNR Property Corporation Savings Plan and restricted stock awarded under the 2000 Stock Option and Restricted Stock Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table. Does not include shares issuable in the future under our 2003 Non-Qualified Deferred Compensation Plan, which at February 27, 2004 were as follows: Steven J. Saiontz (20,000), Jeffrey P. Krasnoff (90,000), David O. Team (32,500), and all directors and executive officers as a group (165,800).
(2)	Pursuant to the 2001 Senior Officer Stock Purchase Plan, we entered into binding agreements with some of our senior officers to sell our Common Stock to them in installments for the fair market value of our Common Stock when the agreements were entered into, except that the agreement with a senior officer will terminate if the senior officer ceases to be employed by us. Amounts above include shares which senior officers have agreed to purchase within sixty days following February 27, 2004, as follows: Jeffrey P. Krasnoff (13,647), Ronald E. Schrager (6,127), Robert B. Cherry (5,538), David O. Team (8,302), and all directors and executive officers as a group (55,370).
(3)	At November 30, 2003, a total of 35,399 shares of Common Stock (34,143 of which are vested), with an aggregate market value of $1,566,406 on that day, were held in employees’ accounts under the LNR Property Corporation Savings Plan. Holders of these shares are entitled to the dividends on the shares. The shares held on November 30, 2003, included 1,950 shares in Steven J. Saiontz’s account (with a market value on that day of $86,288), 402 shares in Jeffrey P. Krasnoff’s account (with a market value on that day of $17,789), 299 shares in Ronald E. Schrager’s account (with a market value on that day of $13,231) and 83 shares in David O. Team’s account (with a market value on that day of $3,673). Stuart A. Miller does not participate in the LNR Property Corporation Savings Plan.
(4)	The shares of which Stuart A. Miller is shown as the beneficial owner include 8,188,630 shares of Class B Common Stock owned by MFA Limited Partnership and 1,449,200 shares of Class B Common Stock owned by The Miller Charitable Fund, L.P. Mr. Miller and his sister (who is married to Steven J. Saiontz, one of our Directors) are trustees and beneficiaries of trusts that directly and indirectly own the limited partner interests in those two partnerships (except for minor limited partner interests they hold directly). Mr. Miller is the sole officer and director of the corporation that owns the general partner interests in the partnerships. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships even though he has only a limited pecuniary interest in those shares. Mr. Miller directly owns 100,000 shares of Class B Common Stock.
(5)	Does not include 415 shares owned by Brian L. Bilzin’s wife as to which he has no voting or investment power and 1,405 shares owned by Brian L. Bilzin’s sons as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership. Does not include 9,637,830 shares of Class B Common Stock owned by partnerships controlled by a trust of which Brian L. Bilzin is a trustee but not a beneficiary.
(6)	Does not include 37,417 shares owned by Charles E. Cobb, Jr.’s wife, as to which he has no voting or investment power and as to all of which he disclaims beneficial ownership.
(7)	Does not include 9,000 shares held in a trust for Steven J. Saiontz’s wife.
(8)	Less than 1%.
(9)	Consists of 17 persons.

Stuart A. Miller, the Chairman of our Board of Directors, has the power to cast 83.3% of the votes that can be cast by holders of our Common Stock and Class B Common Stock voting together. He has stated he intends to vote for the election of the director nominees listed below, for the proposal to approve the 2003 Incentive Compensation Plan, and for the proposal to approve the 2003 Non-Qualified Deferred Compensation Plan. If he does that, and if there is a quorum present at the meeting, those director nominees will be elected and the 2003 Incentive Compensation Plan and the 2003 Non-Qualified Deferred Compensation Plan will be approved, even if no other stockholders vote for the election of those director nominees or for approval of the proposals.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of the end of the fiscal year ended November 30, 2003 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The information is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,765,709	$26.28	1,785,302
Equity compensation plans not approved by stockholders(1)	—	N/A	—

Total	1,765,709	$26.28	1,785,302

(1)	We have no equity compensation plans not approved by stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In order to comply with Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and persons owning more than 10% of our Common Stock or Class B Common Stock must file with the SEC reports showing their ownership of our Common Stock or Class B Common Stock and other equity securities of our Company and changes in their ownership.

Based on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that our directors and executive officers complied in a timely fashion with all applicable Section 16(a) filing requirements during our fiscal year ended November 30, 2003.

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class will have the highest whole number of Directors obtained by dividing the number of Directors constituting the whole Board of Directors by three, with any additional Directors allocated, one to a class, to the classes designated by the Board of Directors. The Directors in each class serve for a three-year term, with the term of the Directors in one class expiring at each Annual Meeting of Stockholders. The following persons have been nominated by the Board of Directors upon recommendation of the Nominating/Corporate Governance Committee to serve as our Directors until the 2007 Annual Meeting of Stockholders:

Name of Director	Age	Director Since	Term Ends
Nominated to serve until the 2007 Annual Meeting of Stockholders
Brian L. Bilzin	58	1997	2007
Connie Mack	63	2001	2007
James M. Carr	53	—	2007
Information about directors whose terms are not expiring
Steven J. Saiontz (1)	45	1997	2005
Edward Thaddeus Foote II	66	2000	2005
Charles E. Cobb, Jr.	67	2001	2005
Jeffrey P. Krasnoff (1)	48	1997	2006
Stuart A. Miller (1)	46	1997	2006
Stephen E. Frank	62	2001	2006

(1)	Executive Committee Member.

Brian L. Bilzin is, and since February 1, 1998, has been, a partner in the law firm of Bilzin Sumberg Baena Price & Axelrod LLP. For more than five years prior to February 1, 1998, Mr. Bilzin was a partner in the law firm of Rubin Baum Levin Constant Friedman & Bilzin.

Connie Mack, also known as Cornelius McGillicuddy III, is, and since February 2001 has been, Senior Policy Advisor to the government relations practice at the law firm of Shaw Pittman LLP. Senator Mack served in the U.S. Congress from 1983 to 2001, including service as a U.S. Senator from 1989 to 2001. From 1997 to 2001, Senator Mack served as the Republican Conference Chairman, making him the third-ranking member of the Senate Republican leadership. Prior to his election to the Congress, Senator Mack had been an executive in the banking industry from 1966 to 1982, including five years as President of the Florida National Bank of Lee County. He has been the President and Founding Trustee of the American Cancer Society Foundation since 1992. Senator Mack is currently a director of Darden Restaurants, Inc., Exact Sciences Corporation, Genzyme Corporation, Moody’s Corporation, Mutual of America Life Insurance Company and several not-for-profit organizations.

James M. Carr is the President and CEO of Carr Residential I, L.L.C., a land development and residential home building company. In 1976, James M. Carr founded Westbrooke Communities, Inc., a land development and residential home building company. In 1998, Mr. Carr sold Westbrooke Communities, Inc. He continued to serve as President and CEO until 2001. Mr. Carr currently serves as the Chairman of the Board of Directors of Baptist Health South Florida Foundation. He is also the past President of the Builders Association of South Florida.

The Board of Directors recommends a vote FOR the election of the above named nominees as Directors.

Steven J. Saiontz is the Chairman of the Board of Directors of Union Bank of Florida. He served as our Chief Executive Officer from June 1997 until December 2003. Mr. Saiontz became one of our Directors when we were formed in June 1997. For more than five years prior to that, he was the President of Lennar Financial Services, Inc., a wholly owned subsidiary of Lennar Corporation (“Lennar”). Prior to joining Lennar, Mr. Saiontz spent several years with Southeast Bank in Miami, Florida. A former member of the Fannie Mae’s Southeastern Regional Advisory Board, he has also served on its National Advisory Council. Mr. Saiontz is currently a Director of Lennar. Mr. Saiontz earned a Bachelor of Science degree from Harvard University and a Master of Business Administration from the University of Miami. He is the brother-in-law of Stuart A. Miller.

Edward Thaddeus Foote II is the President Emeritus of the University of Miami, a position he has held since June 2001. Prior to that, he was the President of the University of Miami from 1981 to June 2001. President Emeritus Foote has had a longstanding career in the academic environment. From 1980 to 1981 he was Special Advisor to the Chancellor and Board of Trustees at Washington University. He was Dean of the Washington University School of Law from 1973 to 1980, and from 1970 to 1973 he was Vice Chancellor, General Counsel and Secretary to the Board of Trustees of Washington University. Prior to that he was an associate with the law firm of Bryan, Cave, McPheeters and McRoberts. President Emeritus Foote is currently a director of Northern Trust of Florida Corporation, and is active in a number of educational and civic organizations.

Charles E. Cobb is, and since 1992, has been the Chief Executive Officer and Managing Director of Cobb Partners, Limited, a privately owned partnership affiliated with a group of companies involved in investments, real estate and resort development. Mr. Cobb was Chief Executive Officer of Arvida Corporation from 1972 to 1987 and Chief Executive Officer of Disney Development Company from 1984 to 1987. Mr. Cobb also served as a director and member of the Executive Committee of the Walt Disney Company from 1984 to 1987, as Group President, member of the Board of Directors and Chief Operating Officer of Penn Central Corporation from 1980 to 1983 and as President of the real estate subsidiaries of Kaiser Aluminum from 1968 to 1971. Prior to that, Mr. Cobb was a Vice President and Chief Financial Officer of a real estate subsidiary of Kaiser Aluminum and was a securities analyst for the investment firm of Dodge & Cox. Mr. Cobb served as U.S. ambassador to Iceland from 1989 to 1992 and as Under Secretary and Assistant Secretary of the U.S. Department of Commerce from 1987 to 1989. Mr. Cobb is a lifetime member of the Board of Trustees of the University of Miami and served as Chairman of its Board of Trustees from 1992 to 1995. Mr. Cobb currently serves as a director of several private companies.

Jeffrey P. Krasnoff is our President and Chief Executive Officer. Mr. Krasnoff assumed the role of Chief Executive Officer in December 2002. Before that, he was our President from the time we were formed in June 1997. He became a Director of our Company in December 1997. From 1987 until June 1997, he was a Vice President of Lennar. From 1990 until he became our President, Mr. Krasnoff was involved almost entirely in Lennar’s Real Estate Investment and Management Division (the predecessor to a substantial portion of our business) and was involved with the creation of its loan workout and special servicing operations, as well as our formation. Prior to coming to LNR and Lennar, Mr. Krasnoff spent 10 years with KPMG Peat Marwick in New York City and Florida, where his areas of specialization included real estate and mergers and acquisitions.

Stuart A. Miller is the Chairman of our Board of Directors. He became Chairman of the Board when we were formed in June 1997. Mr. Miller has been the President and Chief Executive Officer of Lennar since April 1997. For more than five years prior to

1997, Mr. Miller was a Vice President of Lennar and held various executive positions with Lennar and its subsidiaries, including President of its principal homebuilding subsidiary from December 1991 to April 1997, and President of its Real Estate Investment and Management Division (the predecessor to a substantial portion of our business) from April 1995 to April 1997. Mr. Miller is currently a director of Lennar and of Union Bank of Florida. He is the brother-in-law of Steven J. Saiontz.

Stephen E. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison (“SCE”), a position he held from January 2000 to January 2002. From June 1995 to January 2000 Mr. Frank was President and Chief Operating Officer of SCE. Prior to joining SCE, Mr. Frank was President and Chief Operating Officer of Florida Power and Light, Executive Vice President and Chief Financial Officer of TRW, Inc., and Controller and Treasurer of GTE Corporation. Mr. Frank is currently a director of UNOVA, Inc., Washington Mutual, Inc., Associated Electric and Gas Insurance Services Limited and Puget Energy, Inc.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation, long-term compensation and all other compensation of our President (who is our Chief Executive Officer), and of our four most highly compensated executive officers in addition to our President, for the year ended November 30, 2003:

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
	Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Restricted Stock Awards(2) ($)	Securities Underlying Options	LTIP Payouts(1) ($)	All Other Compensation(3) ($)
Jeffrey P. Krasnoff	2003	500,000	968,900	6,960,000	20,000	398,300	8,178
President and Chief	2002	500,000	1,103,500	—	20,000	364,300	7,678
Executive Officer	2001	500,000	1,088,200	—	20,000	313,300	6,834

Stuart A. Miller	2003	300,000	891,800	6,960,000	20,000	—	—
Chairman of the Board	2002	300,000	1,147,800	—	20,000	—	—
	2001	300,000	1,126,000	—	20,000	—	—

Ronald E. Schrager	2003	350,000	425,800	3,480,000	10,000	176,400	8,178
Vice President and Chief	2002	350,000	479,000	—	10,000	132,300	7,678
Operating Officer	2001	300,000	567,700	—	10,000	115,100	6,834

Robert B. Cherry	2003	350,000	412,600	3,480,000	10,000	187,400	8,178
Vice President and Chief	2002	350,000	463,200	—	10,000	155,600	7,678
Investment Officer	2001	300,000	544,400	—	10,000	147,100	6,834

David O. Team	2003	350,000	373,900	3,480,000	10,000	231,000	8,178
Vice President and President,	2002	350,000	419,000	—	10,000	194,200	7,678
Commercial Property Group	2001	350,000	455,800	—	10,000	158,400	6,834

(1)	The portion of the bonus earned for a fiscal year which is payable in April of the following year is shown under the caption “Bonus.” The portion of the bonus earned for a fiscal year which is payable in subsequent years, and will be forfeited if the recipient is not employed by us when payments are due, is shown in the Long-Term Incentive Plans—Awards table on page 8 of this Proxy Statement. The portion of a prior year bonus which became payable in a fiscal year is shown under the caption “LTIP Payouts.”
(2)	The restricted stock awards for 2003 represent the market value of Common Stock awarded as restricted stock under our 2000 Stock Option and Restricted Stock Plan (the “Plan”) at the date it was awarded. These shares vest over a five-year period. A person’s unvested shares will be forfeited when the person ceases to be employed by us or by a subsidiary. The holders of the restricted shares are entitled to dividends and to vote with regard to the shares from the time they are issued. Through November 30, 2003, a total of 1,705,000 restricted shares of Common Stock had been awarded under the Plan, and there were 1,267,500 shares still subject to restrictions as of that date, with an aggregate market value of $56,086,875. The restricted shares outstanding on November 30, 2003, included 300,000 shares for Jeffrey P. Krasnoff (with a market value on that day of $13,275,000), 300,000 shares for Stuart A. Miller (with a market value on that day of $13,275,000), 125,000 shares for Ronald E. Schrager (with a market value on that day of $5,531,250), 125,000 shares for Robert B. Cherry (with a market value on that day of $5,531,250) and 125,000 shares for David O. Team (with a market value on that day of $5,531,250).

(3)	Consisting of (i) matching payments by us under the 401(k) aspect of our Savings Plan and (ii) term life insurance premiums and short-term and long-term disability insurance premium payments we made as follows:

		401(k) Match ($)	Term Life Insurance ($)	Short-Term Disability Insurance ($)	Long-Term Disability Insurance ($)
Jeffrey P. Krasnoff	2003 2002 2001	6,000 5,500 5,100	858 858 858	120 120 120	1,200 1,200 756

Stuart A. Miller	2003 2002 2001	— — —	— — —	— — —	— — —

Ronald E. Schrager	2003 2002 2001	6,000 5,500 5,100	858 858 858	120 120 120	1,200 1,200 756

Robert B. Cherry	2003 2002 2001	6,000 5,500 5,100	858 858 858	120 120 120	1,200 1,200 756

David O. Team	2003 2002 2001	6,000 5,500 5,100	858 858 858	120 120 120	1,200 1,200 756

Directors who are not our employees are paid annual fees of $25,000 plus $2,500 for each Board of Directors meeting attended in person and $500 for each Board of Directors meeting in which they participate by conference communications equipment. If there is a committee meeting on a day that does not include a full Board of Directors meeting, the fee is $500 for that day. Additionally, beginning in January 2003, Audit Committee members receive $2,500 for attending meetings whether or not held on the same day as a Board of Directors meeting or other committee meeting. On the day of each Annual Meeting of Stockholders, each director who is not our employee is granted an option to purchase 1,000 shares of our Common Stock at the market value of the stock on that day. Each option becomes exercisable on the first anniversary of the grant date and expires on the third anniversary of the grant date. An option will expire six months after the death or disability of a director. An option will terminate upon resignation or retirement of a director. Directors who are also our employees receive no additional fees for services as directors.

Brian L. Bilzin is a partner in the law firm of Bilzin Sumberg Baena Price & Axelrod LLP, to which we paid fees during the fiscal years ended November 30, 2003 and 2002 totaling $6,810,715 and $4,519,631, respectively, for services to us or for services rendered at our request to entities for which we were acting as special servicer. We have continued to use this law firm during the current fiscal year.

The following table sets forth information about sums awarded to four of our five highest paid executive officers for the year ended November 30, 2003 under long-term incentive arrangements (Stuart A. Miller did not receive awards):

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts
Name	Period Until Payout	Threshold $	Target $	Maximum(1) $
Jeffrey P. Krasnoff	1-5 Years	Not Applicable	Not Applicable	369,900
Ronald E. Schrager	1-5 Years	Not Applicable	Not Applicable	287,600
Robert B. Cherry	1-5 Years	Not Applicable	Not Applicable	300,900
David O. Team	1-5 Years	Not Applicable	Not Applicable	339,600

(1)	This amount is payable in five equal annual installments conditioned on our continuing to employ the person.

The following table sets forth information about options granted to our five highest paid executive officers for the year ended November 30, 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Appreciation For Option Term (1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year	Exercise Price	Expiration Date
Name					5%	10%
Jeffrey P. Krasnoff	20,000	5.65%	$34.80	4/8/2013	$437,711	$1,109,245
Stuart A. Miller	20,000	5.65%	$34.80	4/8/2013	$437,711	$1,109,245
Ronald E. Schrager	10,000	2.82%	$34.80	4/8/2013	$218,855	$554,622
Robert B. Cherry	10,000	2.82%	$34.80	4/8/2013	$218,855	$554,622
David O. Team	10,000	2.82%	$34.80	4/8/2013	$218,855	$554,622

(1)	Measured from date of grant (April 9, 2003), on which date the average of the high and low market price of our Common Stock was $34.80.

The following table sets forth certain information with regard to the aggregate option/SAR exercises in the fiscal year ended November 30, 2003 and options/SARs held as of the end of that year for our five highest paid executive officers:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/SAR VALUES

			Number of Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable(E)/ Unexercisable(U)		Exercisable(E)/ Unexercisable(U)
Jeffrey P. Krasnoff	—	$—	119,000	(E)	$2,613,238	(E)
			131,000	(U)	$2,534,138	(U)

Stuart A. Miller	—	$—	71,913	(E)	$1,435,484	(E)
			87,942	(U)	$1,434,698	(U)

Ronald E. Schrager	16,420	$304,467	21,107	(E)	$389,167	(E)
			56,125	(U)	$1,087,030	(U)

Robert B. Cherry	28,573	$435,103	2,250	(E)	$43,734	(E)
			55,375	(U)	$1,076,827	(U)

David O. Team	—	$—	53,173	(E)	$1,212,311	(E)
			62,908	(U)	$1,259,047	(U)

(1)	Based upon the difference between the exercise price of the options/SARs and the market price of our Common Stock on the dates on which the stock options/SARs were exercised.
(2)	Based upon the difference between the exercise price of the options/SARs and the last reported sale price of our Common Stock on November 30, 2003.

TRANSACTIONS WITH MANAGEMENT

Stuart A. Miller, the Chairman of our Board of Directors, is the President and Chief Executive Officer of Lennar Corporation. Partnerships, primarily owned by trusts of which he is a trustee and he and members of his family are the beneficiaries, own approximately 13.6% of Lennar’s stock. Through the partnerships and his direct ownership, Mr. Miller has the power to cast 47.6% of the votes that can be cast by Lennar’s stockholders.

In November 2003, we and Lennar each contributed our 50% interests in several of our jointly owned entities to a new limited liability company, LandSource Communities Development LLC (“LandSource”), in which we and Lennar each own 50%. Lennar frequently purchases land which it uses in its homebuilding operations, and we sometimes purchase property for commercial development, from these entities. During the year ended November 30, 2003, we had no purchases from these entities. During the year ended November 30, 2003, we received management fees totaling $0.7 million from these entities.

On January 27, 2004, an entity that is 50% owned by us and 50% owned by Lennar, acquired The Newhall Land and Farming Company (“Newhall Land”) for approximately $1.0 billion. Simultaneously with the closing of the transaction, we purchased existing income producing commercial assets from Newhall Land for approximately $217 million and Lennar agreed to purchase and obtained options to purchase certain homesites from Newhall Land. Funding for the Newhall Land purchase came from capital contributions of approximately $200 million by each of Lennar and us, $400 million borrowed under a $600 million senior credit facility secured by the assets of Newhall Land and of LandSource, and the $217 million we paid for the purchase of the income producing commercial assets.

In August 2003, we extended an agreement we entered into with Lennar in 1997 which prevents us from engaging in businesses of the type in which Lennar was then principally engaged, and prevents Lennar from engaging in businesses of the type in which we were then principally engaged. Our Board of Directors and Lennar’s Board of Directors extended these provisions because they feel they have helped Lennar and us to cooperate on property development projects. The extended agreement expires in November 2005.

In January 2001, our Board of Directors approved our Employee Share Repurchase Plan (the “Repurchase Plan”). Under the Repurchase Plan, employees can request that we purchase shares of our Common Stock that the employees acquire through the exercise of stock options or that become non-forfeitable on a restricted stock vesting date. The Repurchase Plan was amended in 2002 to include options issued by Lennar before we were spun off and stock purchased under the 2001 Senior Officers Stock Purchase Plan. If a purchase is approved by the Board of Directors or a committee comprised of two or more non-employee directors designated by the Board of Directors, we will purchase the shares at the market price on the applicable option exercise date, restricted share vesting date or stock purchase date. During 2003, we repurchased 100,000 shares of our Common Stock under the Repurchase Plan, including 50,000 shares purchased from Stuart A. Miller, the Chairman of our Board of Directors, at $33.58 per share, and 50,000 shares purchased from Steven J. Saiontz, a Director, at $33.58 per share. In January 2004, we repurchased another 50,000 shares of our Common Stock under the Repurchase Plan from Mr. Miller, at $49.45 per share. Additionally, we purchased 40,000 shares from Mr. Saiontz, at $49.45 per share.

In December 2002, we repurchased 95,000 shares of our Common Stock for a total of $3,273,700, from The Miller Foundation, Inc. The Miller Foundation, Inc. was formed by the family of Stuart A. Miller, and he is a director of the Foundation, but neither he nor any other member of his family has any economic interest in The Miller Foundation, Inc.

PROPOSAL REGARDING THE 2003 INCENTIVE COMPENSATION PLAN

In 1998 we adopted an Incentive Compensation Plan, which our stockholders approved in April 1998. We had asked our stockholders to approve the 1998 Incentive Compensation Plan so it would qualify for an exception to provisions of Section 162(m) of the Internal Revenue Code which under certain circumstances cause compensation to an employee in a year in excess of $1 million not to be deductible to the employer. However, the exception to Section 162(m) is available only for five years after a plan is approved by stockholders. Therefore, our Board has adopted a new incentive compensation plan, the LNR Property Corporation 2003 Incentive Compensation Plan, and is asking stockholders to approve it.

Under the 2003 Incentive Compensation Plan, the Compensation Committee or another committee of our Board of Directors may award various forms of incentive compensation to our officers and other key employees and to officers and other key employees of our subsidiaries. Forms of incentive compensation may be an amount calculated based upon percentages of salary or other financial measures or fixed dollar amounts, the amount of which may vary based upon the achievement of performance goals. The performance goals may include (1) a percentage of our consolidated pre-tax or after-tax earnings or EBITDA, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries, divisions or other business units, (2) changes (or the absence of changes) in the per share or aggregate market price of our Common Stock, (3) our revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income, or net operating income as a percentage of book value; those of particular subsidiaries, divisions or other business units, or those achieved with regard to particular assets or groups of assets or by particular employees or groups of employees. Performance goals on which bonuses may be based may also be relative to the performance of other companies or of indexes. Performance goals may relate to particular fiscal years or to periods that are longer or shorter than single fiscal years. No officer or employee may, however, be awarded a bonus for any fiscal year in excess of the greater of (i) $1,500,000 or (ii) 1.5% of our consolidated pre-tax income in that fiscal year. Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by us or our subsidiaries throughout the period during which they are payable. A copy of the 2003 Incentive Compensation Plan is attached as Appendix C to this Proxy Statement.

In December 2003, our Compensation Committee awarded bonuses under the 2003 Incentive Compensation Plan for the year ending November 30, 2004, which will be based on performance during that year. However, those awards are subject to our stockholders’ approving the 2003 Incentive Compensation Plan. The bonuses under the 2003 Incentive Compensation Plan for the year ending November 30, 2004 will not be paid, and the 2003 Incentive Compensation Plan will terminate, unless our stockholders approve the 2003 Incentive Compensation Plan by December 2004. Because the bonuses awarded in December 2003 depend on performance during the year ending November 30, 2004, we do not know how much they will total. However, they are in general similar to awards for the year ended November 30, 2003, regarding which we will make payments to approximately 232 associates totaling approximately $16.4 million.

Under current law, although stockholder approval of the 2003 Incentive Compensation Plan may affect the deductibility to us of some payments we make under it, stockholder approval will not affect the extent to which bonus compensation constitutes taxable income to recipients, the time when recipients will be required to recognize income from incentive compensation or any other aspects of the way recipients are taxed with regard to incentive compensation.

The 2003 Incentive Compensation Plan does not prevent us from entering into compensation arrangements with employees outside the 2003 Incentive Compensation Plan. However, those compensation arrangements may be subject to Section 162(m) of the Code.

Under our 2001 Senior Officer Stock Purchase Plan, a senior officer may enter into an agreement to purchase shares of our Common Stock on dates that correspond to the dates on which bonus payments are due under the 2003 Incentive Compensation Plan (or the prior Incentive Compensation Plan), for a purchase price equal to the market price of our Common Stock on the day the purchase agreement is entered into. The senior officer may be given the right to apply portions of the bonus payments due under our 2003 Incentive Compensation Plan (or the prior Incentive Compensation Plan) to pay the purchase price of the shares he or she has agreed to acquire. However, a senior officer’s obligations under a stock purchase agreement are not conditioned upon our fulfilling our obligations under the 2003 Incentive Compensation Plan (or the prior Incentive Compensation Plan).

As is discussed under “Proposal Regarding The 2003 Non-Qualified Deferred Compensation Plan,” our Board has adopted, subject to stockholder approval, a 2003 Non-Qualified Deferred Compensation Plan that will permit officers and employees to, among other things, defer receipt of installments of bonuses awarded under the 2003 Incentive Compensation Plan (or the prior Incentive Compensation Plan) to dates determined as provided in the 2003 Non-Qualified Deferred Compensation Plan.

Approval of the 2003 Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast with regard to the proposal. Stuart A. Miller, who is the Chairman of our Board of Directors, controls through a family corporation Class B Common

Stock which entitles its holders to cast approximately 83.3% of all the votes that may be cast by the holders of our Common Stock and Class B Common Stock voting together. Mr. Miller has said he intends to cause those shares to be voted in favor of the proposal to approve the 2003 Incentive Compensation Plan. Therefore, if there is a quorum present at the meeting, the 2003 Incentive Compensation Plan will be approved, even if no shares other than those controlled by Mr. Miller are voted to approve it. Accordingly, failure to vote or abstention probably will not affect the outcome of the vote.

PROPOSAL REGARDING THE 2003 NON-QUALIFIED DEFERRED COMPENSATION PLAN

In January 2004, our Board of Directors adopted, subject to stockholder approval within twelve months, the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan. Under the 2003 Non-Qualified Deferred Compensation Plan, the Officers and Directors Stock Option Committee of our Board or another committee consisting entirely of non-employee directors may designate non-employee directors and members of key management or other highly compensated employees who will be permitted to defer receipt of cash compensation, including installments of bonuses awarded in prior years, in exchange for the right to receive payments in future years, and to surrender non-vested shares of restricted stock that we have granted to them in exchange for the right to receive shares of our Common Stock in the future. Our Board may also permit holders of stock options to cancel them in exchange for the right to receive shares of our Common Stock in the future. If a senior officer defers bonus installments that are payable at the same time the officer is required to purchase shares under an agreement entered into in accordance with our Stock Purchase Plan, and if at the time the senior officer elects to defer the bonus installments, the market price of our Common Stock is above the agreed upon purchase price, the senior officer may elect to defer the stock purchase date until the date on which the deferred bonus installment will be paid.

With regard to cash compensation that is deferred, the plan participant will be able to select hypothetical investments and, at a later date or dates selected by the participant, the participant will receive a sum or sums totaling the amount of compensation that was deferred, increased or decreased by the investment results of the hypothetical investments. A participant who surrenders restricted stock will be entitled to receive, at a later date or dates selected by the participant, a number of shares of our Common Stock equal to the number of shares of restricted stock that are surrendered, subject to adjustment to prevent dilution or otherwise to ensure that the participant will receive what he or she would have owned if he or she had held the Common Stock since the date the participant surrendered the restricted stock. If our Board permits employees to cancel stock options in exchange for the right to receive shares of our stock in the future, when it decides to do that, our Board will decide how to determine the number of shares that will be issued in the future with regard to cancelled stock options. A copy of the 2003 Non-Qualified Deferred Compensation Plan is attached as Appendix D to this Proxy Statement.

The purpose of deferrals under the 2003 Non-Qualified Deferred Compensation Plan will be to delay the time when participants will be taxed with regard to the compensation they defer or with regard to the restricted stock (or stock options) the participants surrender or cancel. Because of that, participants must elect to defer compensation, or surrender restricted stock, before they would be entitled to receive the compensation or the restricted stock would vest (i.e., would become non-forfeitable). Under current Federal income tax law (and under UK tax law with regard to participants who are UK residents), to the extent deferrals under the 2003 Non-Qualified Deferred Compensation Plan delay the time when participants will be taxed, the deferred payments, or the value of our Common Stock at the distribution dates, will be taxed to the participants as ordinary income, and should be deductible by us, when the deferred payments are made or shares of Common Stock are distributed.

The right to receive Common Stock in the future with regard to surrendered restricted stock (or cancelled stock options) may constitute “equity compensation” for purposes of a New York Stock Exchange rule that requires that listed companies obtain stockholder approval of any plans under which they may award equity compensation. Approval of the 2003 Non-Qualified Deferred Compensation Plan requires the affirmative vote of a majority of the votes cast with regard to the proposal to approve it. Stuart A. Miller, who is the Chairman of our Board of Directors, controls through a family corporation Class B Common Stock which entitles its holders to cast approximately 83.3% of all the votes that may be cast by the holders of our Common Stock and Class B Common Stock. Mr. Miller has said he intends to cause those shares to be voted in favor of the proposal to approve the 2003 Non-Qualified Deferred Compensation Plan. Therefore, if there is a quorum present at the meeting, the 2003 Non-Qualified Deferred Compensation Plan will be approved, even if no shares other than those controlled by Mr. Miller are voted to approve it. Accordingly, failure to vote or abstention probably will not affect the outcome of the vote.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Our Board of Directors has established various committees, including Audit, Nominating/Corporate Governance and Compensation Committees.

Our Audit Committee consists of Stephen E. Frank, Charles E. Cobb, Jr., and Edward Thaddeus Foote II. Our Board of Directors has determined that each of Mr. Frank (who is a former Chief Financial Officer of TRW, Inc. and a former Controller of GTE Corporation) and Mr. Cobb (who is a former Chief Financial Officer of a subsidiary of Kaiser Aluminum and a former Chief Executive Officer of a public company) are audit committee financial experts, as that term is defined in SEC rules. Our Board of Directors has also affirmatively determined that Stephen E. Frank, Charles E. Cobb, Jr., and Edward Thaddeus Foote II each is independent, as that term is defined in SEC rules and in our Corporate Governance Guidelines. The Audit Committee met eight times in fiscal 2003, including four telephonic meetings. In February 2004, our Board of Directors amended the LNR Property Corporation Audit Committee Charter to make it comply with requirements of the Sarbanes-Oxley Act and recently enacted rules of the New York Stock Exchange. The Audit Committee’s functions are to: (i) assist the Board of Directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the people responsible for our internal audit function, and the performance of our independent auditors; (ii) prepare the report that SEC rules require to be included in our annual Proxy Statement; and (iii) provide an open avenue of communication among our independent auditors, internal auditors, management and the Board of Directors. Its responsibilities also include selecting and determining the compensation of our independent auditors, pre-approving all audit and non-audit services rendered to us by our independent auditors, meeting regularly with our independent auditors, our management and our internal auditors, including meetings in executive session, reviewing any issues regarding accounting or internal controls, including any significant deficiencies in our internal controls reported to the Audit Committee by our Chief Executive Officer or our Chief Financial Officer, and receiving and reviewing complaints regarding accounting, internal controls or auditing matters, including anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Our Nominating/Corporate Governance Committee was established in January 2003 and consists of Charles E. Cobb, Jr., Edward Thaddeus Foote II, and Stephen E. Frank. Our Board of Directors has affirmatively determined that Charles E. Cobb, Jr., Edward Thaddeus Foote II, and Stephen E. Frank each is independent, as that term is defined in the current listing standards of the New York Stock Exchange and in our Corporate Governance Guidelines. The Nominating/Corporate Governance Committee informally met in January 2003, and formally met in January 2004. The Nominating/Corporate Governance Committee presented, and the Board of Directors adopted, our Corporate Governance Guidelines in January 2003, which were also amended in January 2004. The Nominating/Corporate Governance Committee’s functions are to: (i) identify individuals qualified to fill vacancies or newly created positions on our Board of Directors; (ii) recommend to our Board of Directors the persons it should nominate for election as directors at our Annual Meeting of Stockholders; and (iii) develop and recommend to our Board of Directors corporate governance principles applicable to us.

Our Compensation Committee consists of Stuart A. Miller and Brian L. Bilzin. The Board of Directors intends to change the members of the Compensation Committee on or before the date of our Annual Meeting of Stockholders so it will consist entirely of independent directors. The Compensation Committee met once in fiscal 2003. The Compensation Committee’s functions are to: (i) recommend to the Board of Directors how our principal executive officer should be compensated; (ii) set policies, and review management’s decisions, regarding the compensation of our senior executives other than our principal executive officer; and (iii) produce the report on executive compensation required to be included in our Proxy Statement.

In addition, we have a Stock Option Committee, consisting of Stuart A. Miller and Jeffrey P. Krasnoff, which approves grants of stock options, restricted stock awards and stock appreciation rights to certain employees under our option plans, sets the terms of these options and grants and administers our option plans. The Stock Option Committee acted by written consent fifteen times during fiscal 2003, but did not formally meet. We also have an Officers and Directors Stock Option Committee, which administers our 2001 Senior Officers Stock Purchase Plan and considers grants of stock options and restricted stock awards to executive officers and directors under our option plans. This Committee consists of Stephen E. Frank and Charles E. Cobb, Jr. The Officers and Directors Stock Option Committee acted by written consent three times during fiscal 2003, but did not meet formally.

Our by-laws require that transactions between us and Lennar, or between either Lennar or us and an entity jointly owned by the two of us, be approved by our Transaction Review Committee. The Transaction Review Committee is comprised of members of our Board of Directors who are not directors, officers or employees of Lennar. The members of the Transaction Review Committee are Brian L. Bilzin, Stephen E. Frank and Connie Mack. The Transaction Review Committee met four times telephonically in fiscal 2003.

Our Board of Directors normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 2003, the Board of Directors met eight times, including four telephonic meetings. Each director attended all of the meetings of the Board of Directors that were held while he was a director and all of the meetings of all committees of the Board of Directors on which he served. Non-management director meetings are held after each regularly scheduled Board of Directors meeting, with a rotating chairman.

The Board of Directors has affirmatively determined that Stephen E. Frank, Charles E. Cobb, Jr., Edward Thaddeus Foote II, and Connie Mack each is independent, as that term is defined in the current listing standards of the New York Stock Exchange and in our Corporate Governance Guidelines, and that if James Carr is elected to the Board (see “Election of Directors”), a majority of our Board of Directors will be independent. Additionally, our Board of Directors has determined that at no time during fiscal 2003 did any member of our Audit Committee perform simultaneous services on other public companies’ audit committees that would impair his ability to serve effectively on our Audit Committee.

The Board has amended the LNR Property Corporation Audit Committee Charter. The Board has also amended the LNR Property Corporation Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer and our Chief Financial Officer, as well as our Corporate Governance Guidelines. You can find links to these materials as well as our Nominating/Corporate Goverernance and Compensation Committee Charters, on our website at http://www.lnrproperty.com. Copies of the amended LNR Property Corporation Audit Committee Charter and Code of Business Conduct and Ethics are also included as Appendix A and Appendix B to this Proxy Statement.

Director Qualification Standards

The Nominating/Corporate Governance Committee will review with the Board of Directors each year the personal characteristics and professional competencies required of Board members. If the Board submits a candidate to the Committee, the Committee will review the candidate’s qualifications and report to the Board whether the candidate appears to possess the characteristics mentioned below, and whether the Committee recommends that the candidate be added to the Board.

A director should have the following characteristics:

•	Ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	A history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	Time availability for in-person participation;

•	Willingness to demand that our officers and employees insist upon honest and ethical conduct throughout the Company;

•	Knowledge of, and experience with regard to at least some of: (a) real estate properties, loans and securities, including any lending and financing activities related thereto; (b) public company regulations imposed by the SEC and the New York Stock Exchange, amongst others; (c) portfolio and risk management; (d) the major geographic locations within which we operate; (e) sound business practices and (f) accounting and financial reporting; and

•	If applicable, ability to satisfy the criteria for independence established by the SEC and the New York Stock Exchange, as they may be amended from time to time.

The Board must have at least three members who are financially literate, one of whom must be a financial expert, as those terms are defined under SEC rules.

Director Candidates Recommended by Stockholders

The Nominating/Corporate Governance Committee will consider any candidate recommended by a stockholder, provided that the stockholder mails a recommendation to us that contains the following:

•	The recommending stockholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications;

•	The reasons why the recommending stockholder believes the candidate would be well suited for the Board;

•	A statement by the candidate that the candidate is willing and able to serve on the Board;

•	A statement by the recommending stockholder that the candidate meets the criteria established by the Board;

•	A brief description of the recommending stockholder’s ownership of our common stock and the term during which such shares have been held.

In making its determination whether to recommend that the Board nominate a candidate who had been recommended by a stockholder, the Nominating/Corporate Governance Committee will consider, among other things, (a) the appropriateness of adding another director to the Board and (b) the candidate’s background and qualifications.

The Nominating/Corporate Governance Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a stockholder, and may request an interview with the candidate. The Nominating/Corporate Governance Committee will not determine whether to recommend that the Board nominate a candidate until the Nominating/Corporate Governance Committee completes what it believes to be a reasonable investigation, even if that delays the recommendation until after it is too late for the candidate to be nominated with regard to a particular meeting of stockholders.

When the Nominating/Corporate Governance Committee determines not to recommend that the Board nominate a candidate, or the Board determines to nominate or not to nominate a candidate, the Nominating/Corporate Governance Committee will notify the recommending stockholder and the candidate of the determination.

Director Attendance at Annual Meetings

We typically schedule a Board of Directors meeting on the same day as our Annual Meeting and expect that our Directors will attend both meetings, absent a valid reason. Last year, all Directors attended our Annual Meeting.

Communications with Non-Management Directors

Any stockholder, employee or other interested person wishing to express concerns about (a) our operations, (b) our financial reporting, (c) our business integrity, or (d) any other matter related to us, may submit a writing that describes his or her concerns to a non-management director designated by the non-management directors at one of their executive sessions. Until further action, all submissions should be sent to Mr. Stephen E. Frank at P.O. Box 49302, Los Angeles, CA 90049.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of LNR Property Corporation’s Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 2003 and the basis for the compensation of Jeffrey P. Krasnoff, our President and Chief Executive Officer.

Each year, the Compensation Committee reviews the compensation of each of our associates (i.e., employees) whose base salary for the previous year exceeded a specified level. This review includes salary for the prior year, the bonus earned in the prior year and management’s recommendations as to salary and bonus formulae for the following year.

The bonus formulae, which our management recommends, vary depending on particular associates’ positions and other factors. Bonuses for our highest paid executive officers and certain other associates are based on percentages of our consolidated earnings for a year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. Bonuses for other associates are usually based on a percentage of their salaries. This percentage is based on a variety of factors, which may include: (i) Company-wide performance, (ii) achievement of division/departmental goals, and (iii) achievement of personal goals.

The Compensation Committee considers management’s recommendations as to all but our highest paid executive officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual associates, with prevailing levels of compensation in areas in which particular associates work and with other factors affecting compensation decisions. However, the Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management’s compensation decisions have been made responsibly.

The Compensation Committee reviews in greater depth the recommendations regarding the President and Chief Executive Officer and our other most highly paid executive officers. This review includes both proposed salaries and bonus formulae.

At its January 2003 meeting, the Compensation Committee reviewed recommendations for salary and bonuses for our executive officers, excluding our most highly compensated executive officers, and approved the recommended compensation for the year ending November 30, 2003. At that meeting, it also determined that an independent compensation consulting firm should be retained to make recommendations regarding compensation for our most highly compensated officers.

In April 2003, based upon information provided by the independent consulting firm, the Board determined that, while there was a wide variation in the compensation of highly compensated executive officers of companies shown in the compilation, the compensation of Mr. Krasnoff should approximate that of the most senior officers of the companies included in the compilation that were most similar to ourselves. The Board then approved compensation of Mr. Krasnoff for the year ended November 30, 2003, of $500,000 plus a bonus equal to 0.70% of our consolidated earnings for that year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. The Board also approved the compensation of our other most highly compensated officers for the year ended November 30, 2003, including Stuart A. Miller (who was the chairperson of the Compensation Committee), for serving as the Chairman of our Board of Directors, of $300,000 plus a bonus equal to 0.50% of our consolidated earnings for the year, before income taxes, but after giving credit for tax credits and benefits from the affordable housing business. Both the Compensation Committee and the full Board were aware that, while Stuart A. Miller devotes a substantial portion of his working time to our Company and participates actively in our Company’s significant strategic decisions, he devotes a majority of his working time to his duties as the President and Chief Executive Officer of Lennar Corporation.

In April 2003, also based upon upon information provided by the independent consulting firm, the Board, with approval of all members of the Compensation Committee and the Officers and Directors Stock Option Committee, approved grants of stock options and awards of restricted stock to our most highly compensated officers, including an award of 200,000 shares of restricted stock to Jeffrey P. Krasnoff, our President and Chief Executive Officer and an award of 200,000 shares of restricted stock to Stuart A. Miller, the Chairman of our Board of Directors.

Stuart A. Miller, Chairperson

Brian L. Bilzin

AUDIT COMMITTEE REPORT

The Audit Committee of LNR Property Corporation’s Board of Directors reports the following:

(i)	The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements as of and for the year ended November 30, 2003.

(ii)	The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors with regard to the year ended November 30, 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

(iii)	The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with Deloitte & Touche LLP the independence of that firm. Based on those disclosures and that discussion, the Audit Committee determined that Deloitte & Touche LLP was independent with respect to the Company with regard to the year ended November 30, 2003. When it made that determination, the Audit Committee was aware that Deloitte & Touche LLP are the independent auditors for Lennar Corporation, as to which Stuart A. Miller, who is the Chairman of our Board of Directors and has the power to vote a majority of our shares, is the President and Chief Executive Officer.

(iv)	The Audit Committee has considered whether the provision of non-audit services by independent auditors is compatible with maintaining auditor independence and has adopted policies and procedures requiring pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors.

(v)	Each of the members of the Audit Committee is independent, as that term is defined in SEC rules, in the current listing standards of the New York Stock Exchange and in our Corporate Governance Guidelines. The Board has determined that each of the members of the Audit Committee is “financially literate,” as that term is defined in the New York Stock Exchange listing standards.

(vi)	The Audit Committee has met with our management, our internal auditors and our independent auditors and has discussed controls to minimize risk in financial reporting and disclosure.

Based on the review and discussions referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to in paragraph (i) above be included in our Annual Report on Form 10-K for the year ended November 30, 2003, for filing with the SEC.

Stephen E. Frank, Chairperson

Charles E. Cobb, Jr.

Edward Thaddeus Foote II

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return on an investment of $100 in our Common Stock for the period beginning November 30, 1998 and ended November 30, 2003, assuming reinvestment of dividends, with the cumulative total return during that period of a similar investment in companies on the NAREIT Index, Russell 1000 Index, Standard & Poors (“S&P”) 500 Index, and the Morgan Stanley REIT Index.

	1998	1999	2000	2001	2002	2003
LNR Property Corporation	100.00	90.38	105.77	146.67	186.67	226.92
NAREIT Index	100.00	84.02	102.05	112.23	111.99	141.87
Russell 1000 Index	100.00	119.72	114.39	99.01	81.78	93.89
Standard & Poors 500 Index	100.00	119.36	113.00	97.92	80.46	90.94
Morgan Stanley REIT Index	100.00	90.99	111.08	130.84	137.99	184.46

INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our financial statements for the years ended November 30, 2003 and 2002. The table below provides information concerning fees for which we were billed in the last two fiscal years for services rendered by Deloitte & Touche LLP:

Description of Fees	Amount of Fees
	2003	2002
Audit Fees	$525,489	388,240
Audit-Related Fees	121,375	111,598
Tax Fees	409,159	437,823
All Other Fees	47,128	22,878

Total	$1,103,151	960,539

Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with their audit of our annual consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the first three fiscal quarters of our fiscal years ended November 30, 2003 and 2002. Those fees also include audits of subsidiaries and partnerships in which we have invested, as well as comfort letters and consents related to SEC filings.

Audit-Related Fees—These fees were primarily for services rendered by Deloitte & Touche LLP for matters such as audits of employee benefit plans, agreed-upon procedures and consultation on Sarbanes-Oxley Act compliance, accounting standards or transactions.

Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax return preparation and tax consultation.

Other Fees—Other fees paid to Deloitte & Touche LLP relate primarily to licensing costs for tax compliance software.

Our Audit Committee has implemented procedures to ensure that all audit and non-audit services provided by our independent auditors are pre-approved by the Audit Committee. These procedures require that at least two members of the Audit Committee approve all services prior to the commencement of work or the execution of an engagement letter. Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Deloitte & Touche LLP. None of these services are of a type that was prohibited under the independent auditor independence standards of the SEC. Since the adoption of formal pre-approval policies in September 2002, the Audit Committee has pre-approved all services provided by our independent auditors.

Our Audit Committee has approved the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending November 30, 2004. Representatives of that firm are expected to be present at the 2004 Annual Meeting to answer questions. They will be given an opportunity to make a statement if they wish to do so.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish to be included in next year’s Proxy Statement for the Annual Meeting to be held in 2005 must be received at our principal executive offices at 1601 Washington Avenue, Miami Beach, Florida 33139, no later than November 15, 2004.

FORM 10-K AVAILABLE

A copy of our Annual Report on Form 10-K for the year ended November 30, 2003, as filed with the SEC, is available without charge to any stockholder upon written request to:

Investor Relations

LNR Property Corporation

1601 Washington Avenue

Miami Beach, Florida 33139

Telephone: (305) 695-5500

OTHER MATTERS

Our management knows of no matters, other than those described above, that will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the persons voting the management proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

ZENA M. DICKSTEIN

Secretary

Dated: March 19, 2004

APPENDIX A

LNR PROPERTY CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors. Its primary functions are to:

•	Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the people responsible for the Company’s internal audit function and (v) the performance of the Company’s independent auditors,

•	Prepare the report that SEC rules require be included in the Company’s annual proxy statement, and

•	Provide an open avenue of communication among the Company’s independent auditors, its internal auditors, its management and its Board of Directors.

Organization

•	The Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee.

•	Beginning not later than August 1, 2003, at least one member of the Committee will be a person who meets the “financial expert” criteria as provided under Item 401 of Regulation S-K.

•	Beginning not later than August 1, 2003, at least one member of the Committee must be independent. Beginning not later than April 21, 2004, all members of the Committee must be independent.

A director will not be “independent”

(i) if the director receives any consulting, advisory, or other compensatory fee from the Company other than fees for serving in his or her capacity as a member of the Board and as a member of Board committees,

(ii) unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is not otherwise an affiliate of the Company,

(iii) if the director is an employee, or an immediate family member is an executive officer, of the Company, until three years after the end of the employment relationship,

(iv) if the director is employed, or an immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, until three years after the end of such service or the employment relationship,

(v) if the director is affiliated with or employed by, or an immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or of an affiliate, until three years after the end of either the affiliation or the employment with the auditor or the auditing relationship,

(vi) if the director receives, or an immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in compensation, or

(vii) if the director is an executive officer or an employee, or an immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

•	The Board will designate a member of the Committee to be the chairman of the Committee.

•	The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting.

•	The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

Powers

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed by the Company to audit its financial statements and (b) to any advisors employed by the Audit Committee.

The Committee may require any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or with financial analysts who follow the Company.

Responsibilities

The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the auditors’ report.

To fulfill its responsibilities, the Committee will:

As to its Independent Auditors

1.	Preapprove all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to the Company or its subsidiaries by the Company’s independent auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

2.	Be directly responsible for the appointment, termination, compensation, and oversight of the work, of any public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Audit Committee.

3.	Have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements of the Company’s independent auditors.

4.	In order to evaluate the independent auditors’ qualifications, performance and independence, at least annually obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Company. This evaluation should include review of the partner in the independent auditing firm who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Company’s internal auditors.

5.	Present to the Board its conclusions regarding the independent auditors’ qualifications, performance and independence as a result of the evaluation described in the preceding paragraph.

6.	Meet regularly with the Company’s independent auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

7.	Review with the Company’s independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company, and all other material written communications between the independent auditors and the management of the Company.

8.	Instruct the independent auditors that the Board and the Audit Committee are the accountants’ client.

9.	Ensure that no partner in the firm that audits the Company’s financial statements serves as lead partner or concurring partner for more than five consecutive years or serves in any other capacity with regard to audits of the Company’s financial statements for more than seven consecutive years. Consider whether the audit firm itself should be changed periodically.

10.	Meet separately, periodically, with management, with the internal auditors, and with the independent auditors.

11.	Report regularly to the Board.

12.	Set clear hiring policies for employees or former employees of the independent auditors

As to Internal Audit

1.	Review the appointment and replacement of the senior internal auditing executive.

2.	Review the organization, plan and results of the activities of the Internal Audit department.

3.	Review any significant changes in the planned scope of the internal audit function.

4.	Evaluate the performance of the senior internal audit executive and ensure that the incentive compensation awarded to the senior internal audit executive reflects the results of that evaluation.

As to the Accounting and Reporting Process

1.	Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

2.	Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4.	Review the audited financial statements and discuss them with management and the independent accountants. Based on that review, and the reviews performed by the Audit Committee as described in paragraphs 1 through 3, make a recommendation to the Board relative to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

5.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors, as necessary, that the Company’s subsidiary/foreign affiliated entities are conforming to applicable legal requirements and the Company’s Code of Conduct, including disclosures of insider and affiliated party transactions.

6.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Other

1.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2.	Discuss with the principal executive officer or officers and the principal financial officer or officers, prior to their certification of each annual or quarterly report filed by the Company with the SEC, (a) all significant deficiencies found by those officers in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud of which those officers have become aware, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Review generally earnings press releases issued by the Company (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Conduct an annual evaluation of its own performance.

7.	Conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

APPENDIX B

LNR PROPERTY CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

Purpose and Scope

Since its founding in 1997, LNR Property Corporation has insisted that all its employees maintain the highest level of integrity in their dealings with and on behalf of the Company, including dealings with its banks, with its securityholders and with others from whom the Company obtains financing.

This Code of Business Conduct and Ethics (“Code”) is intended to document the principles of conduct and ethics to be followed by the Company’s directors, officers and employees, including its principal financial officer and its principal accounting officer. Its purpose is to:

•	Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•	Promote full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company,

•	Promote compliance with applicable governmental rules and regulations,

•	Provide guidance to directors, officers and employees to help them recognize and deal with ethical issues,

•	Provide mechanisms to report unethical conduct, and

•	Help foster a culture of honesty and accountability.

The Company will expect all its directors, officers and employees to comply at all times with the principles in this Code. A violation of this Code by an employee is grounds for disciplinary action up to and including discharge and possible legal prosecution.

Fair Dealing

•	Each employee will at all times deal fairly with the Company’s customers, suppliers, competitors and employees. While we expect our employees to try hard to advance the interests of the Company, we expect them to do so in a manner that is consistent with the highest standards of integrity and ethical dealing.

•	No employee is to take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts, or any other unfair-dealing practice.

Compliance with Laws, Rules and Regulations (Including Insider Trading Laws)

•	Employees must at all times comply in all material respects with all applicable laws, rules and regulations.

•	Directors, officers and employees are required to comply with the Company’s Policy Regarding Non-Public Information, and with all other policies applicable to them that are adopted by the Company from time to time.

•	All employees must cooperate fully with the people responsible for preparing reports filed with the Securities and Exchange Commission and all other materials that are made available to the investing public to make sure those people are aware in a timely manner of all information that might have to be disclosed in those reports or other materials or that might affect the way in which information is disclosed in them.

Conflicts of Interest

•	Directors, officers and employees must do everything they reasonably can to avoid conflicts of interest or the appearance of conflicts of interest.

(1)	A “conflict of interest” occurs when an individual’s private interest is different from the interests of the Company as a whole. Conflict situations include:

(i)	When a director, officer or employee, or a member of his or her family, will benefit personally from something the director, officer or employee does or fails to do that is not in the best interests of the Company,

(ii)	When an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively, and

(iii)	When an employee, officer or director, or a member of his or her family, receives personal benefits from somebody other than the Company as a result of his or her position in the Company. Loans to, or guarantees of obligations of, such persons are of special concern.

(2)	An individual’s private interest will not create a conflict of interest if the private interest is in no way material to the individual (such as ownership of a small number of shares of a publicly traded company with which the Company engages in transactions).

•	If a conflict of interest becomes unavoidable, a director or the principal executive officer will promptly report the conflict of interest to the Board, an officer other than the principal executive officer will promptly report the conflict of interest to the principal executive officer and any other employee will promptly report the conflict of interest to his or her supervisor. In each instance the director, officer or employee will work with the person or persons to whom a conflict of interest is reported to devise an arrangement by which (1) that person or those persons (or their designee) will monitor the situation which creates, or gives the appearance of creating, a conflict of interest, (2) the director, officer or employee who has a conflict will, to the fullest extent possible, be kept out of any decisions that might be affected by the conflict of interest, (3) arrangements will be made to ensure that the director, officer or employee will not profit personally from the situation that causes the conflict of interest, and (4) every reasonable effort will be made to eliminate the conflict of interest as promptly as possible.

Corporate Opportunities

•	No director, officer or employee will:

(1)	take for himself or herself personally any opportunity of which he or she becomes aware, or to which he or she obtains access, through the use of corporate property, information or position;

(2)	make it possible for somebody other than the Company to take advantage of an opportunity in any of the Company’s areas of business of which the director, officer or employee becomes aware in the course of his or her activities on behalf of the Company, unless the Company has expressly decided not to attempt to take advantage of the opportunity;

(3)	otherwise use corporate property, information, or position for personal gain; or

(4)	compete with the Company generally or with regard to specific transactions or opportunities.

•	Directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

Confidentiality

•	Directors, officers and employees must maintain the confidentiality of all information entrusted to them by the Company or its customers that is treated by them as confidential, except when disclosure is authorized by the Company or legally mandated

•	Confidential information includes all information that may be of use to the Company’s competitors, or that could be harmful to the Company or its customers, if disclosed.

•	Directors, officers and employees will comply with all confidentiality policies adopted by the Company from time to time, and with confidentiality provisions in agreements to which they or the Company are parties.

Protection and Proper Use of Company Assets

•	Directors, officers and employees will in all practicable ways protect the Company’s assets and ensure their efficient use.

•	Directors, officers and employees will use the Company’s assets only for the Company’s legitimate business purposes.

Change in or Waiver of the Code

•	Any waiver of any provision of this Code must be approved

(1)	With regard to any director or officer, by the Board of Directors, or if a significant number of its members will be personally affected by the waiver, by a committee consisting entirely of directors who will not be personally affected by the waiver.

(2)	With regard to any employee who is not an officer of the Company, by the employee’s supervisor or such other person as is designated by the chief executive officer of the Company.

•	No waiver of any provision of this Code with regard to a director or officer will be effective until that waiver has been reported to the person responsible for the preparation and filing of the Company’s reports on Form 8-K (or any successor to that form) in sufficient detail to enable that person to prepare a report on Form 8-K containing any required disclosure with regard to the waiver. The Company will promptly disclose on Form 8-K, by means of the filing of such form and dissemination by the Internet or by other electronic means, any change in or waiver of the Code.

•	Any waiver of provisions of this Code will be reported in filings with the Securities and Exchange Commission and otherwise reported to the Company’s stockholders to the full extent required by the rules of the Securities and Exchange Commission and by any applicable rules of any securities exchange or securities quotation system on which the Company’s securities are listed or quoted.

Reporting

•	Directors, officers and employees must report promptly any violations of this Code (including any violations of the requirement of compliance with law). Failure to report a violation can lead to disciplinary action against the person who failed to report the violation, which may be as severe as the disciplinary action against the person who committed the violation.

•	Normally, a possible violation of this Code by an employee other than an officer of the Company should be reported to the supervisor of the employee who commits the violation. However, any employee may report any possible violation to the general counsel of the Company.

•	A possible violation of this Code by a director or an officer of the Company should be reported to the general counsel of the Company. If an employee believes that in a particular situation it would not be appropriate to report a possible violation by a director or officer to the general counsel, the employee may report the possible violation to the principal executive officer of the Company, to the Chairman of the Audit Committee of the Company’s Board of Directors, or to any other officer or director of the Company to whom the employee believes it would be appropriate to report the possible violation.

•	The identity of the employee who reports a possible violation of this Code by another employee will be kept confidential, except to the extent the employee who reports the possible violation consents to be identified or the identification of that employee is required by law.

•	Possible violations may be reported orally or in writing and may be reported anonymously.

•	The Company will not allow retaliation for reports of possible violations made in good faith.

Determinations regarding compliance

•	If a possible violation is reported, the person to whom it is reported will determine whether (a) the report is factually accurate, and (b) the situation that is the subject of the report constitutes a violation of this Code.

•	If the person to whom a possible violation is reported is a person other than the general counsel or the Chairman of the Audit Committee, the person to whom the possible violation is reported will report to the general counsel that person’s conclusion as to whether there is or was a violation, and if the person concluded that there is or was a violation, the remedial action that has been taken and any further remedial action that the person recommends. If the general counsel agrees with the determination as to whether there was a violation, and agrees that the remedial action that has been taken is sufficient, nothing further need be done. If the general counsel determines that further remedial action (which may or may not be the further remedial action recommended by the person to whom the possible violation was reported) is required, the general counsel will cause, or will request that the chief executive officer cause, that further remedial action to be taken.

•	If the person to whom a possible violation is reported is the general counsel, and if the general counsel determines that there is or was a violation, the general counsel will cause, or will request that the chief executive officer cause, appropriate action to be taken to (a) terminate as soon as possible the situation that constituted a violation, (b) ensure that the Company is not injured by the violation, and (c) if the general counsel deems it appropriate, discipline the individual or individuals for violating this Code.

•	If the general counsel determines that a director or officer has violated this Code, the general counsel must report to the Audit Committee the nature of the violation, the director or officer involved, and the remedial action that has been taken or is being taken. The general counsel may report to the Audit Committee any violation by a person other than an officer or director.

•	If the person to whom a possible violation is reported is the Chairman of the Audit Committee or a director or officer other than the general counsel, that person will take the steps that person deems appropriate to cause it to be determined as promptly as practicable whether (a) the report is factually accurate, and (b) the situation that is the subject of the report constitutes a violation of this Code, and if it is determined that there is or has been a violation, to cause appropriate remedial action to be taken.

Terms used in this Code

•	Any reference in this Code to the Company or to an employee of the Company is to LNR Property Corporation and all its subsidiaries.

•	Any reference in this Code to a director or officer of the Company is to a director or officer of LNR Property Corporation. It does not refer to a person who may be an officer of a subsidiary unless the person in fact functions as an officer of LNR Property Corporation, because the person is regularly involved in setting policy for LNR Property Corporation and its subsidiaries. For the purposes of this Code, a person who is an officer of a subsidiary will be treated as an employee, but not an officer, of the Company.

APPENDIX C

LNR PROPERTY CORPORATION

2003 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan

The purpose of the Plan is to ensure that the Compensation Committee establishes performance goals for officers and other key employees of the Company, which are used to determine incentive compensation which will be awarded to particular officers and key employees on the basis of such goals.

2.	Definitions

As used in this Plan, the following definitions apply:

(a) “Bonus” means the bonus to which an Employee is entitled under an incentive compensation arrangement established by the Committee under the Plan.

(b) “Bonus Formula” means the formula for calculating an Employee’s Bonus on the basis of a performance goal established under the Plan.

(c) “EBITDA” means earnings before interest, taxes, depreciation, and amortization and loss on early extinguishment of debt.

(d) “Employee” means an employee of the Company.

(e) “Committee” means the Compensation Committee, a subcommittee of the Compensation Committee or another committee of LNR’s Board of Directors, consisting solely of two or more Outside Directors.

(f) “Company” means LNR and its (more than 50% owned) subsidiaries.

(g) “Compensation Committee” means the Compensation Committee of LNR’s Board of Directors.

(h) “LNR” means LNR Property Corporation, a Delaware corporation.

(i) “Outside Director” means a director of LNR who qualifies as an outside director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(j) “Plan” means this LNR Property Corporation 2003 Incentive Compensation Plan.

3.	Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Employee who is an officer, or who the Committee determines to be a key employee, of the Company a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be an amount calculated based upon percentages of salary or other financial measures or fixed dollar amounts, the amount of which may vary based upon the achievement of performance goals. The performance goals may be (i) a percentage, or may be based upon the extent of achievement of a specified level, of (x) the Company’s consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of LNR or the Company, or (z) changes (or the absence of changes) in the per share or aggregate market price of LNR’s common stock, or (ii) the extent of achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value with regard to the Company, particular subsidiaries, divisions or business units of LNR or the Company, particular assets or groups of assets or particular Employees or groups of Employees. Performance goals may also be relative to the performance of other companies or of indexes.

(b) The Committee may determine the Bonus Formula, which will determine the Bonus an Employee will receive with regard to a fiscal year or other period. However, no Employee may be awarded a Bonus for any fiscal year in excess of the greater of (i) $1.5 million or (ii) 1.5% of the consolidated pre-tax income of the Company in that fiscal year.

(c) When the Committee establishes a performance goal and Bonus Formula for an Employee, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Employee ceases to be employed by the Company before the bonus is paid in full.

4.	Review of Payment of Bonuses

Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each employee who has become entitled to a Bonus with regard to that fiscal year (i) the Employee’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Employee’s Bonus Formula, and (iii) the Bonus to which the Employee is entitled with regard to the fiscal year. No Bonus may be paid to an Employee with regard to a fiscal year until the Committee certifies that the Bonus with regard to the Employee shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Employee with regard to the fiscal year.

5.	Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Employee under the Plan, and any determination of the Committee regarding the Bonus to which any employee is entitled, will bind the Company and all Employees who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Employees. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

6.	No Rights To Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7.	Effective Date

This Plan will be effective as of December 1, 2003, provided the stockholders of the Company approve the Plan within twelve (12) months following that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of LNR approve this Plan. However, no Bonuses will be paid under this Plan unless this Plan is approved by the stockholders of LNR.

8.	Amendments of the Plan

The Committee may, with the approval of the Board of Directors of LNR, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Employee with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of LNR. No amendment to the Plan may change any performance goal or Bonus Formula, which has been established for an Employee, or affect any Employee’s right to receive a Bonus which has been earned, before the amendment, unless the Employee consents to the change.

9.	Termination of the Plan

The Plan may be terminated at any time by the Committee with the approval of the Board of Directors of LNR. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Employee to receive payments of a Bonus which the Employee earned as a result of a performance goal or Bonus Formula established for the Employee before the Plan is terminated.

APPENDIX D

LNR PROPERTY CORPORATION

2003 NON-QUALIFIED DEFERRED COMPENSATION PLAN

1.	Purpose of the Plan

LNR Property Corporation (the “Company”) hereby establishes the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan (the “Plan”) for its designated non-employee directors and for a select group of the key management and highly compensated employees of the Company and its affiliates as a means of sheltering a portion of income from current taxation while accumulating resources for future investments or retirement. Under the Plan, Participants may defer cash incentives, cancel restricted stock (“Restricted Stock”) issued under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan (the “Stock Option Plan”), in exchange for deferred restricted stock units (“Stock Units”) under this Plan and postpone the purchase dates under Stock Purchase Agreements entered into in accordance with the LNR Property Corporation 2001 Senior Officers Stock Purchase Plan (the “Purchase Plan”), as they may be amended from time to time. As to deferrals related to Restricted Stock, Participants will be credited with sums equal to dividends paid with regard to the numbers of shares that are the subject of Stock Units issued in exchange for Restricted Stock (“dividend equivalents”). As to deferred cash incentives, Participants shall earn a “rate of return” on the deferred amounts which track the investment returns achieved under deemed investments elected by the Participants pursuant to the provisions of the Plan. Under current tax law, amounts properly deferred and the “rate of return” or earnings credited to such amounts are not taxable (except for FICA taxation, as required) as income until they are distributed to the Participants. Under current tax law, distributions from this Plan will be taxed as ordinary income in the year in which they are received. The Company may, at its discretion, also allow cancellation of stock options and stock appreciation rights (together “Stock Options”) granted under the Stock Option Plan in exchange for Stock Units. To implement this provision regarding deferrals of Stock Options, the Plan Committee, as described below, is authorized to adopt any procedures or forms necessary.

2.	Eligibility

An individual is a Participant in the Plan if such individual has been selected by management to participate in the Plan and has elected to defer compensation or Stock Purchase Agreements or to exchange Restricted Stock or Stock Options pursuant to the Plan.

3.	Plan Administration

(a)	Plan Committee. Except as provided below, this Plan shall be administered by the Company’s Officers and Directors Stock Option Committee or another committee consisting of non-employee directors or any other independent committee as determined by the Board of Directors of the Company (the “Plan Committee”). The Plan Committee shall act by vote or written consent as provided in the Company’s by-laws. However, the Plan Committee may authorize each and any one of its members to perform routine acts and to sign documents on its behalf.

(b)	Plan Administration. The Plan Committee may appoint such persons or establish such subcommittees, and employ such attorneys, agents, accountants or investment advisors as it deems necessary or desirable to advise or assist it in the performance of its duties hereunder, and the Plan Committee may rely upon their respective written opinions or certifications.

Administration of the Plan shall consist of interpreting and carrying out the provisions of the Plan. The Plan Committee shall, in its discretion, determine the eligibility of employees to participate in the Plan, the rights of Participants under the Plan, the nature and amount of benefits to be received therefrom, and decide any disputes that may arise under the Plan. The Plan Committee may provide rules and regulations for the administration of the Plan consistent with its terms and provisions. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Plan Committee shall be final and conclusive for all Plan purposes.

(c)	In exercising its powers under the Plan, the Plan Committee may act in its sole discretion, with no requirement that it follow past practice or treat one participant in a manner consistent with the treatment afforded to any other participant.

(d)	All actions taken and decisions made by the Plan Committee will be binding and conclusive. No member of the Plan Committee shall be liable for any determination made or action taken in good faith with respect to the Plan.

4.	Deferral and Payment of Compensation

(a)	Cash Deferral Election. A Participant can elect to defer cash compensation by completing and submitting to the Company a cash deferral election form by December 31 of each year (except in the case of a newly-eligible Participant where such form shall be due at the time determined by the Plan Committee). Such election shall apply to the Participant’s cash incentive compensation, if any, to be paid in the next calendar year. A Participant’s cash incentive deferral election may include up to:

(i)	75% of base pay compensation, and/or

(ii)	100% of bonus pay.

(b)	Restricted Stock Exchange Election. A Participant can elect to exchange non-vested Restricted Stock for Stock Units under the Plan by completing and submitting to the Company an irrevocable restricted stock exchange election within the period specified by the Plan Committee on the applicable exchange election form and prior to the date such Restricted Stock becomes vested under the Stock Option Plan. A Participant may not revoke a Restricted Stock exchange election after it is received by the Company. A Participant may choose to exchange all or only a portion of the non-vested Restricted Stock that has been granted to the Participant by the Company. Any election to exchange shares of Restricted Stock shall result in the Restricted Stock being cancelled and replaced with the promise of the Company to pay deferred compensation (in the form of Stock Units and dividend equivalents) pursuant to the terms of the Plan.

(c)	Distribution of Deferred Cash Incentive and Common Stock. At the time of a Participant’s deferral election or exchange election, a Participant must select a distribution date and a form of distribution. The distribution date may be any date that is at least one year following: (1) in the case of Deferred Cash Incentives, the date the cash incentive would otherwise be payable; and (2) in the case of exchanges of Restricted Stock, the date such Restricted Stock would otherwise have vested under the terms of the Stock Option Plan, as it may be amended from time to time. With respect to Deferred Cash Incentives or Stock Units, a Participant may elect up to five (5) different distribution dates for each type of deferral.

A Participant may elect to have deferred cash amounts paid or Common Stock distributed, as the case may be, in a single payment or in another form requested by the Participant and approved by the Plan Committee. Notwithstanding the above, the following provisions shall apply:

(i)	As to all previous and future Plan years, a Participant who (A) has elected a distribution date and (B) is not within twelve (12) months of the date that such deferred amount would be distributed under this Plan shall be permitted to make no more than two amendments to the initial election to defer distributions such that his or her new distribution date is at least one year after the date of the distribution which would have been made in the absence of such new amendment(s).

(ii)	Subject to Section 6(c), at the time elected by the Participant for distribution of Common Stock attributable to allocations of Stock Units under the Participant’s Deferred Stock Unit Account, the Company shall issue to the Participant, within three (3) days of the date of distribution, one share of Common Stock for each such Stock Unit. Prior to distribution and pursuant to any rules the Committee may adopt, a Participant may authorize the Company to withhold a portion of the shares of Common Stock to be distributed for the payment of all federal, state, local and foreign withholding taxes required to be collected in respect of the distribution.

(d)	Modification of Stock Purchase Agreements. If (i) a Participant has entered into a Stock Purchase Agreements under the Purchase Plan in which the Participant has agreed to purchase Common Stock on the day the Participant is to receive specific installments of bonus pay, (ii) the Participant elects under the Plan to defer in their entirety some or all of those installments, and (iii) on the day the Participant submits the cash deferral election form, the price per share of the Common Stock on the principal securities exchange or securities quotation system on which the Common Stock is traded is greater than the purchase price under the Stock Purchase Agreement, the Participant may elect on the cash deferral election form to cause the Stock Purchase Agreement to be amended so the purchase dates of the shares that were due to be purchased on the same days as the bonus installments that are being deferred will be changed to the deferred dates on which those bonus installments will be paid.

(e)	Stock Options. If the Board determines to permit holders of Stock Options granted under some or all of the Company’s stock option plans to be cancelled in exchange for Stock Units under the Plan, the Board may determine the basis on which Stock Units will be awarded in exchange for Stock Options (including how the number of Stock Units to be awarded with regard to cancelled Stock Options will take account of the exercise price of the Stock Options), and the Plan Committee will establish procedures for canceling stock options in exchange for Stock Units and determining when Common Stock will be issued with regard to the Stock Units.

(f)	Rabbi Trust. The Company has established a Rabbi Trust to hold assets as a reserve for the discharge of the Company’s obligations as to deferred compensation under the Plan. In the event of a “Change in Control” (as defined in Section 11 below), the Company shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund all cash benefits payable under the Plan. Any Participant in the Plan shall have the right to demand and secure specific performance of this provision. All assets held in the Trust remain subject only to the claims of the Company’s general creditors whose claims against the Company are not satisfied because of the Company’s bankruptcy or insolvency (as those terms are defined in the Trust Agreement). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the Participant and all rights created under the Trust, as under the Plan, are unsecured contractual claims of the Participant against the Company.

5.	Deferred Cash Accounts and Investment Returns on Amounts in Deferred Accounts

A deferred cash incentive compensation account (“Deferred Cash Account”) will be established on behalf of each Participant electing to defer cash incentive compensation under Section 4(a) above (“Deferred Cash Incentives”), and the amount of Deferred Cash Incentives equal to the amount of cash compensation being deferred will be credited to each Participant’s Deferred Cash Account as of the first of the month coincident with or next following the month in which the deferred compensation otherwise would have become payable. Each Participant’s Deferred Cash Account will be credited with a “rate of return” on the total Deferred Cash Incentives amount that is based on the deemed investments elected by the Participant. If no election is made regarding investment options, then such Account will be credited with a “rate of return” as designated by the Plan Committee.

6.	Deferred Stock Unit Accounts and Dividend Equivalents

(a)	A deferred stock unit account (“Deferred Stock Unit Account”) will be established for each exchange of Restricted Stock covered by a Participant election under Section 4(b) above and, for each share of Restricted Stock exchanged for Stock Units, one Stock Unit will be credited to the Participant’s Deferred Stock Unit Account. If the Board authorizes exchanges of Stock Options for Stock Units, Stock Units will be credited to Participants’ Deferred Stock Unit Accounts with regard to those exchanges as determined by the Board when it authorizes the exchanges. Dividend equivalents paid on Stock Units will be credited to the Participant’s Deferred Cash Account. Each Participant will receive a periodic statement of the number of Stock Units in his or her Deferred Stock Unit Account(s).

(b)	Although the Plan governs the exchange of Restricted Stock for Stock Units, the granting of Restricted Stock is governed by the Stock Option Plan, as it may be amended from time to time. No Restricted Stock is authorized to be issued under the Plan. Participants who elect under the Plan to exchange shares of Restricted Stock for Stock Units will have no rights as stockholders of the Company with respect to allocations made to their Deferred Stock Unit Account(s) except the right to receive dividend equivalent allocations under Section 6(a) above.

(c)	In the event that the Company makes a dividend payment or other distribution other than in the form of cash (whether in Common Stock, other securities of the Company or a subsidiary of the Company, securities of other issuers or other property), or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or any other similar corporate transaction or event that affects the Common Stock, the Plan Committee may, in its sole discretion and in such manner as it may deem equitable, adjust the securities or other assets that constitute the Stock Units credited to Participants’ Deferred Stock Unit Account(s) so that each Stock Unit in a Participant’s Deferred Stock Unit Account will consist of substantially the same securities or other assets that the Participant would have had if the Participant had acquired a share of Common Stock at the time the Stock Unit was credited to the Participant’s Deferred Stock Unit Account and had retained all the securities or other property received with regard to that share of Common Stock.

7.	In-Service Withdrawals

(a)	Hardship Payments. In the event of a severe financial hardship occasioned by an emergency, including, but not limited to, illness, disability or personal injury sustained by the Participant or a member of the Participant’s immediate family, a Participant may apply to receive a distribution, including a distribution of Common Stock related to allocations of Stock Units under his or her Deferred Stock Unit Accounts, earlier than initially elected. Subject to Section 3(a), the Plan Committee may, in its sole discretion, either approve or deny the request. The determination made by the Plan Committee will be final and binding on all parties. If the request is granted, the distributions will be accelerated only to the extent reasonably necessary to alleviate the financial hardship.

(b)	Voluntary Withdrawals. A Participant who is an active employee may request, in writing to the Plan Committee, to have up to 100% of his vested Plan benefit distributed to him at any time subject to a six (6) percent penalty. The amount requested shall come first from his Deferred Cash Account and then from any Deferred Stock Unit Account.

8.	Death of a Participant

If the death of a Participant occurs before a full distribution of the Participant’s Deferred Cash Account(s) or Deferred Stock Unit Account(s) is made, a single distribution shall be made to the beneficiary designated by the Participant to receive such amounts. This distribution of the balances in the Participant’s Deferred Cash Accounts and Deferred Stock Accounts shall be made as soon as practical following notification that death has occurred. In the absence of any such designation, the distribution shall be made to the personal representative, executor or administrator of the Participant’s estate.

9.	Impact on Other Benefit Plans

If the Company maintains any life, disability, retirement and/or savings plans under which benefits earned or payable are related to earnings of a Participant, such (a) life and disability plan benefits will generally be based upon the earnings that a Participant would have earned in a given calendar year in the absence of any deferral hereunder, and (b) benefits under the Company retirement plan will generally be based upon the earnings that a Participant actually receives. Notwithstanding anything contrary in the Plan, the terms applicable to restricted stock or stock options (such as vesting or eligibility to participate) that are provided under either the Stock Option Plan or the Purchase Plan continue to govern such restricted stock or stock options.

10.	Non-Assignability of Interests

The interests herein and the right to receive distributions under this Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests of the Participant under the Plan may be terminated by the Plan Committee, which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that it deems appropriate.

11.	Amendments/Termination of Plan

The Company, or if specifically delegated, its delegate, reserves the right to suspend, amend or otherwise modify or terminate this Plan at any time, without notice. However, this Plan may not be suspended, amended, otherwise modified, or terminated after a Change in Control without the written consent of a majority of the members of the Plan Committee. A “Change in Control” means:

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to be the beneficial owner of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (d) any acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b), and (c) of subsection (iii) below, or (e) any acquisition of Class B Common Stock by persons who were Permitted Transferees of the Company’s Class B Common Stock on the day the Plan became effective or become Permitted Transferees of the Class B Common Stock after that date; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (a) or (b) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) and, if consummation of such Business Combination is subject at the time of such approval by stockholders, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (a) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (or of the corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business combination of the Outstanding Company Voting Securities and (b) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time the Board approved the principal agreement providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision of this Plan to the contrary and except as provided in Section 3(a), the Plan Committee may, in its sole discretion, direct that distributions be made before such distributions are otherwise due to be made if, for any reason (including, but not limited to a change in the tax or revenue laws of any foreign jurisdiction or the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a foreign or United States court of competent jurisdiction involving a Participant or beneficiary), such Committee believes that Participants or their beneficiaries have recognized or will recognize income for federal income tax purposes with respect to distributions that will be made to such Participants under the Plan before such distributions are scheduled to be paid. In making this determination, the Plan Committee shall take into account the hardship that would be imposed on Participants or their beneficiaries by the payment of federal income taxes under such circumstances.

12.	Controlling Law

Except to the extent superseded by the laws of the United States, the laws of Delaware shall be controlling in all matters relating to the Plan.

13.	No Rights to Continued Employment

Nothing in the Plan will give any participant a right to continue to be an officer, employee or director of the Company or in any way affect the right of the Company to terminate such person at any time with or without cause.

14.	Effective Date and Plan Year

This Plan will be effective as of December 1, 2003, provided the stockholders of the Company approve the Plan within twelve (12) months following that date.

LNR PROPERTY CORPORATION

2003 NON-QUALIFIED DEFERRED COMPENSATION PLAN

UK SUB-PLAN

1.	Definitions and Interpretation

(a)	In this Sub-Plan, the following capitalized terms have the following meanings:

“Detrimental Activity” means (i) a failure to keep confidential any information concerning the Company or its business acquired by the United Kingdom (“UK”) Participant in connection with his employment or office with the Company or using such information in a manner adverse to the Company; or (ii) an approach, whether direct or indirect, to an employee or director of the Company in an attempt to encourage such employee or director to terminate his employment or office with the Company or otherwise to breach any of the terms of his contract of employment or contract for services;

“Sub-Plan” means this, the UK Sub-Plan to the LNR Property Corporation Non-Qualified Deferred Compensation Plan;

“Taxable Event” means a taxable entitlement to value under an award governed by the Sub-Plan suffered by a UK Participant in accordance with United Kingdom personal employment income tax and/or National Insurance Contribution rules;

“Tax Counsel” means McDermott, Will & Emery, London, England, or such other UK tax counsel as the Company may select;

“UK Participant” means a Participant who has been designated a UK Participant for the purposes of the Sub-Plan by the Plan Committee under Section 2 of the Sub-Plan and whom the Plan Committee has not determined to have ceased to be a UK Participant;

(b)	In this Sub-Plan, a reference to the singular shall include a reference to the plural and vice versa;

(c)	In this Sub-Plan, a reference to the masculine shall include a reference to the feminine and vice versa; and

(d)	In this Sub-Plan, capitalized terms not otherwise defined herein shall have the same meanings as in the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan to which this Sub-Plan is annexed.

2.	The Sub-Plan

The Plan Committee may from time to time designate a Participant a UK Participant for the purposes of the Sub-Plan, by reason of his residence, whether temporary or permanent, in the United Kingdom. If, and for so long as, a Participant is a UK Participant, Sections 1 to 14 of the Plan will apply to his participation in the Plan, subject to the amendments and additions set out in the following Sections of the Sub-Plan and, if and to the extent that any term contained in the Sub-Plan conflicts with a term or terms contained in Sections 1 to 14 of the Plan in any way, the term contained in the Sub-Plan will prevail.

3.	Deferral and Payment of Compensation

Section 4(a) of the Plan shall not apply to a UK Participant. When selected by the Plan Committee to participate in the Sub-Plan, a UK Participant will be invited to indicate his wishes as follows:

(a)	the proportion of his base pay (up to 75%) compensation or of his bonus pay which he wishes to forego in consideration of a payment by the Company to a Deferred Cash Account, which Deferred Cash Account represents a right for the UK Participant to receive as of a particular date or dates determined by the Plan Committee subject to the risk of forfeiture set out in Section 3 of the Sub-Plan an amount equal to the pay foregone by the UK Participant plus any amounts credited to the Deferred Cash Account under Section 5 of the Plan; and

(b)	the investments in which he wishes the Deferred Cash Account to be invested, which must not include any form of investment from which he may derive a benefit before distribution of the Deferred Cash Account to him; and

(c)	the date or dates on which he wishes the Deferred Cash Account to be distributed to him and the form of that distribution.

Section 4(b) to (e) of the Plan shall apply to a UK Participant, but any exchange by a UK Participant of Restricted Stock under Section 4(b) of the Plan or of stock options under Section 4(e) of the Plan shall not be effective until Tax Counsel has confirmed that such exchange will not constitute a Taxable Event.

4.	Discretion of Plan Committee

The Plan Committee shall determine the following in its discretion, taking into account the wishes of the UK Participant:

(a)	the distribution dates of Deferred Cash Incentive and Common Stock and the form of distribution; and

(b)	the investments in which the Deferred Cash Account is invested.

5.	Risk of Forfeiture

Any UK Participant shall only become entitled, pursuant to this Sub-Plan, to any Deferred Cash Account and Deferred Stock Unit Account provided that the UK Participant does not cease to be an employee or director of the Company and commit a Detrimental Activity at any time before full payment to the relevant UK Participant of the Deferred Cash Account and/or Deferred Stock Unit. In the event that he does so cease and commit a Detrimental Activity, at the sole and unrestricted discretion of the Plan Committee, he will not be entitled to any future payment under the Sub-Plan or to any compensation or substitute provision in respect of the loss of such Deferred Cash Account or Deferred Stock Unit Account.

6.	Voluntary In-Service Withdrawals

In the event that a UK Participant makes a request in writing under Section 7(b) of the Plan, payment of the amount requested shall be at the sole and unrestricted discretion of the Plan Committee, which may accept or reject that request without giving any reason for its decision. No penalty will be payable in respect of any such payment.

7.	Death of a UK Participant

In the event of the death of a UK Participant, a single distribution shall be made of the Deferred Cash Account or Deferred Stock Unit Account to the personal representative, executor or administrator of the UK Participant’s estate as soon as practicable after the Plan Committee has been notified of the death.

8.	Amendment

Section 11 of the Plan shall apply to the Sub-Plan, but no amendment or modification of the Sub-Plan shall be effective until Tax Counsel has confirmed in writing that no Taxable Event will result from that amendment or modification.

DETACH HERE	ZLNRA2

PROXY

1601 Washington Avenue

Miami Beach, Florida 33139

Proxy for 2004 Annual Meeting

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at our office at 1601 Washington Avenue, Miami Beach, Florida on Wednesday, April 21, 2004, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

LNR PROPERTY CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE	ZLNRA1

☒	Please mark votes as in this example.	#LPR

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors, for the proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan, and for the proposal to approve the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan.

1.	ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN
	Nominees:	(01) Brian L. Bilzin, (02) Connie Mack and (03) James M. Carr		2.	To vote upon a proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan.	☐	☐	☐

		FOR ☐	WITHHELD ☐	3.	To vote upon a proposal to adopt the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan.	☐	☐	☐

	☐	For all nominees except as noted above		4.	To transact such other business as may properly come before the meeting.

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZLNRB2

PROXY

1601 Washington Avenue

Miami Beach, Florida 33139

Proxy for 2004 Annual Meeting

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of LNR PROPERTY CORPORATION hereby appoints Stuart A. Miller and Shelly Rubin, or any one or more of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of LNR PROPERTY CORPORATION to be held at our office at 1601 Washington Avenue, Miami Beach, Florida on Wednesday, April 21, 2004, and at any and all adjournments thereof, and there to act for the undersigned and vote all shares of Class B Common Stock of LNR PROPERTY CORPORATION standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

LNR PROPERTY CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE	ZLNRB1

☒	Please mark votes as in this example.	#LPR

This proxy is solicited by the Board of Directors. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors, for the proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan, and for the proposal to approve the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan.

1.	ELECTION OF DIRECTORS:					FOR	AGAINST	ABSTAIN
	Nominees:	(01) Brian L. Bilzin, (02) Connie Mack and (03) James M. Carr		2.	To vote upon a proposal to approve the LNR Property Corporation 2003 Incentive Compensation Plan.	☐	☐	☐

		FOR ☐	WITHHELD ☐	3.	To vote upon a proposal to adopt the LNR Property Corporation 2003 Non-Qualified Deferred Compensation Plan.	☐	☐	☐

	☐	For all nominees except as noted above		4.	To transact such other business as may properly come before the meeting.

					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: